Execution Version

SETTLEMENT AGREEMENT

This is a binding Settlement Agreement made and entered into effective as of the 1st day of May, 2009 by and among Christopher D. Larson (“Larson”), National Cash & Credit, LLC, a Minnesota limited liability company, Western Capital Resources, Inc., a Minnesota corporation, Wyoming Financial Lenders, Inc., a Wyoming corporation, WERCS, Inc., a Wyoming corporation, and John Quandahl.  The parties to this Agreement will be referred to individually as a “Party” and collectively as “Parties.”

ADDITIONAL DEFINITIONS

1.           “Affiliate” means, with respect to any particular person or entity, each person or entity that controls, is controlled by, or is under common control with, such particular person or entity.

2.           “Agreement” means this Settlement Agreement.

3.           “Claims” means any and all claims, counterclaims, cross-claims, disputes, demands, actions and causes of action, petitions, suits, debts, liabilities, defenses, obligations, damages (whether general, special, punitive, statutory, or other), penalties, costs, losses, expenses, and reasonable fees (including without limitation, attorneys’, accountants’, auditors’ and consultants’ fees - whether such fees were incurred prior to or after the date of the Agreement), whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, suspected or unsuspected, premised on direct recovery, contribution, or indemnity, whether based on contract, tort, statute, or other legal or equitable theory of recovery, whether written or oral, among or between the Parties that as of the date of this Agreement: (1) were raised or could have been raised by any of the Western Parties against any of the Larson Parties or in defense thereto; or (2) were raised or could have been raised by any of the Larson Parties against any of the Western Parties or in defense thereto; provided, however, that Excluded Claims shall not be included within the definition of “Claims” used herein.

Execution Version

4.           “Exchange Agreement” means the February 26, 2008 Exchange Agreement by and among Western, NCC and the members of NCC, along with all exhibits, schedules and addenda thereto.

5.           “Excluded Claims” means any and all claims, counterclaims, cross-claims, disputes, demands, actions and causes of action, petitions, suits, debts, liabilities, defenses, obligations, damages (whether general, special, punitive, statutory, or other), penalties, costs, losses, expenses, and attorneys’ fees (whether incurred prior to or after the date of the Agreement), whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, suspected or unsuspected, premised on direct recovery, contribution, or indemnity, whether based on contract, tort, statute, or other legal or equitable theory of recovery, whether written or oral, among or between the Parties that relate to or arise in connection with:

a.           WERCS’ obligations under the Indemnification Agreement;

b.           Western’s obligations under Section 4 and Section 5 of the Redemption Agreement; and

c.           A breach by any Party of any of the provisions of this Agreement.

6.           “Larson Parties” means Larson and NCC, and the Affiliates of each of them.  For clarity, the “Affiliates” of Larson and NCC include WCR Acquisition Co., a Minnesota corporation to which assets formerly held by STEN Corporation and its affiliates were transferred effective as of July 31, 2008, but does not include Steve Staehr or David Stueve.

Execution Version

7.           “Merger Agreement” means the December 13, 2007 Agreement and Plan of Merger and Reorganization by and among Western, WFL Acquisition Corp. and Wyoming, a copy of which is attached as Exhibit 2.1 to Western’s Form 8-K filed with the Securities and Exchange Commission on December 14, 2007, along with all exhibits, schedules and addenda thereto.

8.           “NCC” means National Cash & Credit, LLC, a Minnesota limited liability company, and any of its present or former agents, employees, representatives and all other persons who have acted or purported to act on its behalf.

9.           “Quandahl” means John Quandahl, presently the Chief Executive Officer of Western and a shareholder of Western.

10.         “Redemption Agreement” means the December 31, 2008 Redemption Agreement by and among Larson, Western, and NCC, along with all exhibits, schedules and addenda thereto.

11.         “WERCS” means WERCS, Inc., a Wyoming corporation, and any of its present or former agents, employees, representatives and all other persons who have acted or purported to act on its behalf.

12.         “Western” means Western Capital Resources, Inc., a Minnesota corporation, f/k/a Uron Inc., and any of its present or former agents, employees, representatives and all other persons who have acted or purported to act on its behalf.

13.         “Western Parties” means Western, Wyoming, WERCS, and the Affiliates of each of them.  For clarity, the “Affiliates” of the Western Parties include the directors and officers of Western.

14.         “Wyoming” means Wyoming Financial Lenders, Inc., a Nebraska corporation, and any of its present or former agents, employees, representatives and all other persons who have acted or purported to act on its behalf.

Execution Version

RECITALS

WHEREAS, Western has made certain allegations against the Larson Parties;

WHEREAS, the Larson has made certain allegations against the Western Parties;

WHEREAS, the applicable Parties have either denied the allegations made against them, denied that valid Claims exist based on those allegations, or both; and

WHEREAS, the Parties desire to avoid the uncertainties, risks and expenses that would accompany any litigation and further investigation and to compromise, settle, and release, once and forever, the Claims by and among the Parties as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants, mutual releases and other terms set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

1.           Incorporation of Definitions and Recitals.  The above definitions and recitals are incorporated into this Agreement by reference.

2.           Denial of Liability.  This Agreement is entered into only for purposes of settlement and compromise of the matters covered by this Agreement in order to avoid the uncertainties, risks and expenses that would accompany any litigation among the Parties.  Neither this Agreement, nor anything contained herein, nor any act or thing done in connection herewith, is intended to be, or shall be construed or deemed to be, an admission by any of the Parties of any liability, fault or wrongdoing.

Execution Version

3.           Transfer of Uncollectible Debt by Wyoming.  As consideration for the compromise and settlement set forth herein, and subject to all of the terms and conditions contained herein, Wyoming hereby sells, transfers and assigns to NCC, those certain assets classified as uncollectible debt identified on Exhibit A that were held by WCR Acquisition Co. as of December 31, 2008, prior to the transfers to Larson pursuant to the terms of the Redemption Agreement (the “Bad Debt Assets”).  Wyoming represents and warrants to NCC that the Bad Debt Assets are all of the presently uncollected debt held by it that were owned by WCR Acquisition Co. prior to effecting the transactions contemplated by the Redemption Agreement.

4.           Intentionally Omitted.

5.           Redemption of Western Shares.  As consideration for the compromise and settlement set forth herein, and subject to all of the terms and conditions contained herein (specifically including but not limited to the escrow arrangement described in Section 29 below), Western hereby redeems 550,000 shares of common stock of Western presently held in the name of Larson (representing 100% of the ownership interest of Larson in Western) (such transaction, the “Redemption” and such shares, the “Redeemed Shares”), and Larson hereby sells and assigns to Western all of Larson’s rights, title to and interest in the Redeemed Shares free and clear of any and all liens, pledges, security interests, transfer restrictions or encumbrances of any kind.  In furtherance of the Redemption, Larson is executing and delivering to the Escrow Agent (as defined in Section 29 below), concurrently with this Agreement, a medallion guaranteed stock power with respect to the Redeemed Shares, in the form attached hereto as Exhibit B, and his stock certificate representing the Redeemed Shares.

Execution Version

6.           Covenant Regarding Indemnification Rights.  The Parties acknowledge and agree that Larson may be entitled to certain indemnification rights under (i) applicable law, (ii) insurance policies held by Western, (iii) Western’s articles of incorporation and bylaws, and (iv) the Indemnification Agreement.  Western hereby agrees to provide to Larson, as soon as reasonably possible but in no event later than five (5) business days from the date of this Agreement, copies of all insurance policies under which Larson may have coverage for any actions or omissions taken by Larson while he was either an officer or director of Western or otherwise covered under Western’s insurance policies, including without limitation all directors and officers insurance policies.  The Western Parties agree that they will not take, and will not permit any of their Affiliates to take, any action that interferes with, impairs, or alters (in an adverse manner), or is intended to interfere with, impair, or alter (in an adverse manner), any of Larson’s bona fide rights to claim or receive indemnification under Western’s articles of incorporation, bylaws or otherwise.

7.           Affirmation Regarding Indemnification Agreement and Redemption Agreement.  The Parties hereby affirm that the terms of the Indemnification Agreement are, and shall remain, in full force and effect on the terms set forth therein and the parties to the Indemnification Agreement agree to abide by their obligations under the Indemnification Agreement.  The Parties hereby affirm that the terms of Section 4 and Section 5 of the Redemption Agreement are, and shall remain, in full force and effect and the parties to the Redemption Agreement hereby agree to abide by their obligations under Section 4 and Section 5 of the Redemption Agreement.

8.           Release By the Larson Parties.  For and in consideration of the performance by the Western Parties of their respective obligations under this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Larson and NCC hereby do unconditionally and irrevocably, fully, finally, and forever waive, release, acquit and forever discharge the Western Parties and Quandahl from any and all Claims, and covenant and agree that none of the Larson Parties will institute or, unless legally compelled, participate in any Claims (including Claims brought by third parties) against the Western Parties and/or Quandahl.

Execution Version

9.           Release By the Western Parties.  For and in consideration of the performance by the Larson Parties of their respective obligations under this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Western, Wyoming, WERCS and Quandahl hereby do unconditionally and irrevocably, fully, finally, and forever waive, release, acquit and forever discharge the Larson Parties from any and all Claims, and covenant and agree that none of the Western Parties will institute or, unless legally compelled, participate in any Claims (including Claims brought by third parties) against the Larson Parties.

10.           Non-Disparagement.  Except as may be required by applicable law, regulation or court order (including administrative subpoenas), each of the Parties agrees that they will not make, or cause or attempt to cause any other person or entity to make, any statements, either written or oral, or convey any information about the other Parties (or their owners, employees, or Affiliates) to any third party which is disparaging or which in any way reflects negatively upon the character, personality, integrity or performance of such Party (or its owners, employees, or Affiliates), or which are directly or indirectly damaging to the reputation of such Party (or its owners, employees, or Affiliates); provided, however, that notwithstanding anything to the contrary contained herein, (a) Western shall be entitled to include and provide accurate disclosures in any public filings, including filings made with the SEC, and (b) Western shall be entitled to respond in a factual manner to specific requests for information from any governmental authority.

Execution Version

11.           No Waiver of Attorney-Client Privilege.  The Parties stipulate that no Party has waived the attorney-client privilege.

12.           Acknowledgement of Claims.  The Parties acknowledge that their Claims may be different from or greater than the Claims currently known to them.  It is the Parties’ intention to release and waive all such Claims, whether currently known or unknown to them to the extent provided herein.

13.           Merger and Integration.  The Parties agree and acknowledge that this Agreement, together with all exhibits hereto, constitutes the entire agreement of the Parties with respect to the subject matter contained herein.  There are no other agreements, representations, warranties, or other understandings between or among the Parties with regard to the subject matter hereof which are not set forth in this Agreement or exhibits hereto.  To the extent other agreements, representations, warranties, or other understandings between the Parties with regard to the subject matter hereof exist, those agreements are hereby repudiated and shall have no further force or effect.  This Agreement is made and entered into without any reliance on any statement, promise, inducement, or consideration not recited in this Agreement.

14.           No Mistake of Fact; No Representations.  The Parties agree and acknowledge that this Agreement shall not be subject to any claim of mistake of fact.  The terms of this Agreement are contractual and not a mere recital, and merge all prior discussions, agreements, and transactions of all kinds pertaining to the matters discussed in this Agreement.  Other than as specifically set forth herein, there are no representations or warranties that the Parties have relied upon in entering into this Agreement.

15.           Agreement Jointly Drafted.  The Parties agree that this Agreement shall not be construed against any Party to the Agreement on the grounds that such Party drafted this Agreement, but shall be construed as if all Parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not on that ground be interpreted against any one Party.

Execution Version

16.           Advice of Counsel Obtained.  Each of the Parties acknowledges and represents that he or it has had the opportunity to consult with legal, financial, and other professional advisors as he or it deems appropriate in connection with his or its consideration and execution of this Agreement.  Each undersigned Party further represents and declares that in executing this Agreement, he or it has relied solely upon his or its own judgment, belief and knowledge, and the advice and recommendation of his or its own professional advisors, concerning the nature, extent and duration of its rights, obligations and claims; that he or it has reviewed his or its records, evaluated his or its position and conducted due diligence with regard to all rights, claims, or causes of action whatsoever with respect to any and all other Parties; and that he or it has not been influenced to any extent whatsoever in executing this Agreement by any representations or statements made by the other party or his or its representatives, except those expressly contained or referred to herein.

17.           Choice of Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota without giving effect to principles of conflicts of law thereof.

Execution Version

18.           Dispute Resolution.  To the greatest extent possible, the Parties will endeavor to resolve any disputes relating to this Agreement through amicable negotiations.  Failing an amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach of this Agreement, will finally be settled by binding arbitration before a single arbitrator (the “Arbitration Tribunal”) which will be jointly appointed by the involved Parties.  The Arbitration Tribunal will self-administer the arbitration proceedings utilizing the Commercial Rules of the American Arbitration Association; provided, however, the American Arbitration Association shall not be involved in administration of the arbitration.  The arbitrator must be a retired judge of a state or federal court of the United States or a licensed lawyer with at least ten years of corporate or commercial law experience and have at least an AV rating by Martindale Hubbell.  If the involved Parties cannot agree on an arbitrator, any party may request the American Arbitration Association or a court of competent jurisdiction to appoint an arbitrator, which appointment will be final.

The arbitration will be held in Omaha, Nebraska.  Each party will have discovery rights as provided by the Federal Rules of Civil Procedure within the limits imposed by the arbitrator; provided, however, that all such discovery will be commenced and concluded within 60 days of the selection of the arbitrator.  It is the intent of the Parties that any arbitration will be concluded as quickly as reasonably practicable.  Once commenced, the hearing on the disputed matters will be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m.  The arbitrator will use all reasonable efforts to issue the final written report containing award or awards within a period of five business days after closure of the proceedings.  Failure of the arbitrator to meet the time limits of this Section will not be a basis for challenging the award.  The Arbitration Tribunal will not have the authority to award punitive damages to either party.  Each party will bear its own expenses, but the involved Parties will share equally the expenses of the Arbitration Tribunal.  The Arbitration Tribunal shall award attorneys’ fees and other related costs payable by the losing party to the successful party as it deems equitable.  This Agreement will be enforceable, and any arbitration award will be final and non-appealable, and judgment thereon may be entered in any court of competent jurisdiction.

Execution Version

Notwithstanding the foregoing, the Parties hereby agree that State and Federal Courts located in the State of Minnesota shall have exclusive jurisdiction to enforce arbitration awards and to provide equitable relief for the breach of covenants made in this Agreement.

19.           Severability.  If any of the provisions, terms, clauses, or waivers or releases of claims or rights contained in this Agreement are declared illegal, unenforceable, or ineffective in a legal or other forum or proceeding, the Parties agree to negotiate in good faith substitute provisions, terms, clauses, or waivers or releases that would have, to the maximum extent possible, identical effect and that would be enforceable.

20.           Writing Required.  This Agreement may not be altered or amended except in writing signed by the Parties.

21.           No Waiver.  The failure of any Party at any time to require performance of any provisions hereof shall in no manner affect the right to enforce the same.  No waiver by any Party of any condition, or the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein contained.

22.           Execution.  This Agreement may be executed by each Party under a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the Parties.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.

Execution Version

23.           Authority To Execute Agreement.  Each person executing this Agreement represents, warrants and covenants that he/she has the full right and authority to enter into this Agreement on behalf of the Party on whose behalf such execution is made, and has the full right and authority to fully bind said Party to the terms and obligations of this Agreement; and that the Party has not heretofore assigned, encumbered or in any other manner transferred to any person or entity all or any portion of the claims released by this Agreement.

24.           Additional Documents.  Each of the Parties further agrees to execute and deliver any further documents which may be reasonably required to effectuate and/or carry out the terms of this Agreement.

25.           Binding Effect.  The Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective legal representatives, heirs, successors and assigns.  Other than as explicitly set forth in this Agreement, nothing in this Agreement is intended to, or does, create any rights in third parties.

26.           Enforcement.  In the event a dispute arises concerning either Party’s performance of its obligations under this Agreement, the prevailing Party in any action or proceeding to enforce this Agreement shall be awarded reasonable attorneys’ fees, costs, and expenses incurred in such action or proceeding.

27.           Notices.  Except as otherwise provided herein, all notices, communications, demands, or deliveries required by this Agreement shall be given or made in writing, shall specify the section of this Agreement pursuant to which it is given, shall be given by hand delivery or recognized overnight courier, and shall be addressed to the Parties as set forth below.  Such notices shall be deemed to have been given on the date delivered if delivered by hand delivery or two days after being deposited with an overnight courier with delivery charge prepaid.  The addresses and requirements for notice and copies are as follows:

Execution Version

Notice to the Larson Parties:

8912 East Pinnacle Peak Road
Scottsdale, Arizona 85255
Attention: Christopher D. Larson

with a copy to:

Briggs and Morgan, P.A.
2200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Attention: Dennis L. Knoer

Notice to the Western Parties:

Western Capital Resources, Inc.
11550 I Street
Omaha, NE 68137
Attention: John Quandahl

with a copy to:

Maslon, Edelman, Borman & Brand, LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402-4140
Attention: Paul D. Chestovich

The above addresses may be changed at any time by giving five (5) days’ prior written notice.

28.           Confidentiality.  Each of the Parties hereto agrees that it will not disclose, disseminate or otherwise publish in any manner to any third party, whether individual, corporation or other entity, public or private, the content of the negotiations between Western and Larson prior to entering into this Agreement or the content of any informational requests made by, or the subject matter of communications with, each other in anticipation of entering into this Agreement, specifically including all communications occurring on and after March 12, 2009 through the date hereof.

Execution Version

29.           Escrow of Redeemed Shares.  The certificate and medallion guaranteed stock power with respect to the Redeemed Shares, contemplated under and delivered pursuant to Section 5 above, will be delivered to Maslon Edelman Borman & Brand, LLP as “Escrow Agent” pursuant to the terms and conditions of customary escrow agreement, under which Larson and Western agree to hold harmless and completely indemnify the Escrow Agent for any and all costs, expenses and claims relating to the escrow arrangement contemplated hereunder (other than with respect to acts of the Escrow Agent taken in bad faith).  The escrow agreement will provide that the escrow of the Redeemed Shares will either:  (a) expire upon either (i) the payment of all amounts owed by Western and Wyoming to Banco Popular, N.A. or (ii) the termination (including by revocation) of the Guaranty (as defined in the Redemption Agreement), resulting in either case in the delivery to Western by the Escrow Agent of the escrowed materials relating to the Redeemed Shares and Western’s right to fully effectuate the Redemption; or (b) earlier terminate upon (i) Larson’s performance of the Guaranty through the payment of money to Banco Popular, N.A. or its designees or assigns, or (ii) the material breach by WERCS of its obligations under the Indemnification Agreement, resulting in either case in the delivery to Larson by the Escrow Agent of the escrowed materials relating to the Redeemed Shares and the cancellation of the Redemption.

[SIGNATURES ON FOLLOWING PAGES]

Execution Version

IN WITNESS WHEREOF, the Parties, by and through their duly authorized representatives, have hereunder set their hands and entered into this Agreement on the day and year first written above.

Dated: April 28, 2009	/s/ Christopher Larson
CHRISTOPHER D. LARSON

STATE OF ___________)
  ) ss
COUNTY OF ___________)

The foregoing instrument was acknowledged before me this ____ day of April, 2009, by Christopher D. Larson.

Subscribed and sworn to before me
this ___ day of April, 2009.

___________________________
Notary Public

Execution Version

Dated: April 28, 2009	NATIONAL CASH & CREDIT, LLC
	BY:	/s/ Christopher Larson

	ITS:	Member-Manager

STATE OF ___________)
) ss
COUNTY OF ___________)

The foregoing instrument was acknowledged before me this ___ day of April, 2009, by Christopher D. Larson, the President of National Cash & Credit, LLC, on behalf of the company.

Subscribed and sworn to before me
this ___ day of April, 2009.

Notary Public

Execution Version

Dated: May 1, 2009	WESTERN CAPITAL RESOURCES, INC.

	BY:	/s/ John Quandahl

	ITS:	Chief Executive Officer

STATE OF ______________)
) ss
COUNTY OF ____________)

The foregoing instrument was acknowledged before me this _____ day of __________, 2009, by ___________________, the _________________ of Western Capital Resources, Inc., on behalf of the corporation.

Subscribed and sworn to before me
this _________ day of _______, 2009.

Notary Public

Execution Version

Dated: May 1, 2009	WERCS, INC.

	BY:	/s/ Robert Moberly

	ITS:	Chief Operating Officer

STATE OF ______________)
) ss
COUNTY OF ____________)

The foregoing instrument was acknowledged before me this _____ day of __________, 2009, by ___________________, the _________________ of WERCS, Inc., on behalf of the corporation.

Subscribed and sworn to before me
this _________ day of _______, 2009.

Notary Public

Execution Version

Dated: May 1, 2009	WYOMING FINANCIAL LENDERS, INC.

	BY:	/s/ John Quandahl

	ITS:	Chief Executive Officer

STATE OF ______________)
 ) ss
COUNTY OF ____________)

The foregoing instrument was acknowledged before me this _____ day of __________, 2009, by ___________________, the _________________ of Wyoming Financial Lenders, Inc., on behalf of the company.

Subscribed and sworn to before me
this _________ day of _______, 2009.

Notary Public

Execution Version

Dated: May 1, 2009	/s/ John Quandahl

JOHN QUANDAHL

STATE OF ______________)
 ) ss
COUNTY OF ____________)

The foregoing instrument was acknowledged before me this _____ day of __________, 2009, by John Quandahl.

Subscribed and sworn to before me
this _________ day of _______, 2009.

Notary Public